Exhibit 99.2
INNOVID CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On February 6, 2022, Innovid Corp. (“Innovid”) entered into a Stock Purchase Agreement with TV Squared Limited, a private company limited by shares incorporated under the laws of Scotland (“TV Squared”). On February 28, 2022 (the “Acquisition Date”), Innovid completed the acquisition of all outstanding equity interests in TV Squared, resulting in TV Squared becoming a wholly owned subsidiary of Innovid (as further described in Note 1, the “Acquisition”). The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) is provided to aid you in your analysis of the financial aspects of the consummation of the Acquisition.
The Pro Forma Financial Information presents the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) as of December 31, 2021 and the unaudited pro forma condensed combined statement of operations (“Pro Forma Statement of Operations”) for the year ended December 31, 2021. The Pro Forma Balance Sheet as of December 31, 2021 gives effect to the Acquisition as if it had been consummated on December 31, 2021. The Pro Forma Statement of Operations for the year ended December 31, 2021 gives effect to the Acquisition as if it had been consummated on January 1, 2021.
The Pro Forma Financial Information, including the notes thereto, is based upon and should be read in conjunction with Innovid’s historical financial statements and related notes included in Innovid’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the United States Securities and Exchange Commission (the “SEC”) on March 18, 2022, as well as the historical financial statements and related notes of TV Squared for the year ended December 31, 2021, included in Exhibit 99.2 of this Current Report on Form 8-K/A. Both Innovid’s and TV Squared’s fiscal years end on December 31.
TV Squared’s historical financial statements were prepared in accordance with FRS 102, “The Financial Reporting Standard applicable in the UK” (“UK GAAP”), which differs in certain respects from accounting principles generally accepted in the United States (“U.S. GAAP”). Adjustments have been made to TV Squared’s historical consolidated financial statements to estimate the conversion from UK GAAP to U.S. GAAP as well as reclassifications to conform TV Squared’s historical presentation to Innovid’s accounting presentation. The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes, which should be read together with the Pro Forma Financial Information.
The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33-10786, “Amendments to Financial Disclosures About Acquired and Disposed Businesses.” Release No. 33-10786 replaced the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”). The Pro Forma Financial Information presents the Transaction Accounting Adjustments, which have been identified and presented to provide relevant information necessary for an understanding of the combined group following the consummation of the Acquisition.
The Acquisition has been accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Innovid being the accounting acquirer. Under this method of accounting, the consideration transferred has been allocated to the assets acquired and liabilities assumed based upon Innovid management’s preliminary estimate of their fair values on the date of the Acquisition. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed has been recognized as goodwill. The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable under the circumstances and which are described in the accompanying notes to the Pro Forma Financial Information. Actual results may differ materially from the assumptions within the accompanying Pro Forma Financial Information.
The Pro Forma Financial Information has been presented for information purposes only and is not necessarily indicative of what Innovid’s balance sheet or statement of operations actually would have been had the Acquisition been completed as of the dates indicated, nor does it purport to project the future financial position or operating results of Innovid. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Pro Forma Financial Information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2021
(in thousands, except stock and per stock amounts)

	Historical
	Innovid Corp.(U.S. GAAP)	TV Squared Limited after reclassification (UK GAAP) (Note 4)	GAAP Adjustments	Notes	Transaction accounting adjustments	Notes	Pro Forma Balance Sheet
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$156,696	$4,461			$(104,175)	6(a)	$56,982
Trade Receivables, net	35,422	2,596					38,018
Prepaid expenses and other current assets	3,131	1,789					4,920
Total current assets	195,249	8,846	—		(104,175)		99,920

NON-CURRENT ASSETS
Long-term Deposit	310	—					310
Long-term restricted deposits	462	—					462
Property and equipment, net	4,840	149					4,989
Goodwill	4,555	—			93,615	6(c)	98,170
Intangible assets, net	—	94			59,700	6(b)	59,794
Other non current assets	116	—					116
Total non-current assets	10,283	243	—		153,315		163,841
Total assets	$205,532	$9,089	$—		$49,140		$263,761

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Trade payables	5,026	515			11,305	6(d)	9,385
					(7,461)	6(d)
Short term loans	—	3,444			56	6(e)	—
					(3,500)	6(e)
Employees and payroll accruals	7,742	690			400	6(g)	8,432
					(400)	6(g)
Accrued expenses and other current liabilities	3,082	1,770	198	5(a)	103	6(d)	4,850
			(200)	5(c)	(103)	6(d)
Current portion of long-term debt	6,000	1,415			(1,415)	6(e)	6,000
Total current liabilities	21,850	7,834	(2)		(1,015)		28,667

NON-CURRENT LIABILITIES
Long-term debt	—	1,415			171	6(e)	—
					(1,586)	6(e)
Deferred tax liabilities, net	—	—			8,038	6(i)	8,038
Other non-current liabilities	3,455	—	267	5(d)			3,722
Warrants liability	18,972	—					18,972
Total non-current liabilities	22,427	1,415	267		6,623		30,732
TOTAL LIABILITIES	44,277	9,249	265		5,608		59,399
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common Stocks	12	89			1	6(a)	13
					(89)	6(h)
Additional paid in capital	293,719	29,956			47,151	6(a)	341,022
					152	6(f)
					(29,956)	6(h)
Accumulated deficit	(132,476)	(30,205)	(198)	5(a)	(11,408)	6(d)	(136,673)
			200	5(c)	(227)	6(e)
			(267)	5(d)	(152)	6(f)
					(400)	6(g)
					38,460	6(h)
Total stockholder' equity (deficit)	161,255	160	(265)		43,532		204,362
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$205,532	$9,089	$—		$49,140		$263,761

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the year ended December 31, 2021
(in thousands, except stock and per stock amounts)

	Historical
	Innovid Corp.(U.S. GAAP)	TV Squared Limited after reclassification (UK GAAP) (Note 4)	GAAP Adjustments	Notes	Transaction accounting adjustments	Notes	Pro Forma Statement of Operations
Revenues	$90,291	$21,986	$(130)	5(a)			$112,147
Cost of revenues	17,785	6,023			4,731	6(j)	28,539
Gross profit	72,506	15,963	(130)		(4,731)		83,608
Operating expenses:
Research and development	24,619	5,734	(479)	5(b)	152	6(m)	30,119
					93	6(l)
Sales and Marketing	33,056	9,951			1,518	6(j)	44,686
					161	6(l)
General and administrative	20,680	8,823	(200)	5(c)	11,408	6(k)	40,857
					146	6(l)
Total operating expense	78,355	24,508	(679)		13,478		115,662
Operating (loss) profit	(5,849)	(8,545)	549		(18,209)		(32,054)
Finance expenses, net	4,386	1,175			227	6(n)	4,874
					(914)	6(p)
Other non-operating expenses	—	(625)					(625)
(Loss) income before taxes	(10,235)	(9,095)	549		(17,522)		(36,303)
Taxes on income	1,237	(467)	479	5(b)	(170)	6(o)	1,162
			83	5(d)
Net loss	(11,472)	(8,628)	(13)		(17,352)		(37,465)
Accretion of preferred stock to redemption value	(77,063)	—	—		—		(77,063)
Net loss attributable to common stockholders	$(88,535)	$(8,628)	$(13)		$(17,352)		$(114,528)
Other comprehensive loss
Exchange differences on retranslation of foreign operations	—	(51)	—		—		(51)
Total other comprehensive loss	—	(51)	—		—		(51)
Total comprehensive loss	$(88,535)	$(8,679)	$(13)		$(17,352)		$(114,579)
Net loss per stock attributable to common stockholders – basic and diluted	(3.31)						(3.00)
Weighted-average number of shares of common stock used in computing net loss per stock attributable to common stockholders - basic and diluted	26,745,020				11,549,465	6(q)	38,294,485

Note 1 – Description of the Acquisition
On February 6, 2022, Innovid entered into a Stock Purchase Agreement (the “Agreement”) with TV Squared.
On February 28, 2022, Innovid completed the acquisition of TV Squared by purchasing all outstanding equity shares in TV Squared, including equity shares issued pursuant to the exercise of share options and share warrants, resulting in TV Squared becoming a wholly owned subsidiary of Innovid. The purchase price consists of cash consideration amounting to $100 million, 11,549,465 shares of Innovid common stock, and the issuance of 949,893 fully vested Innovid stock options, subject to certain adjustments as defined in the Stock Purchase Agreement. The cash consideration was funded with available cash on hand as of February 28, 2022.
Note 2 - Basis of presentation and Accounting for the Acquisition
The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33-10786, “Amendments to Financial Disclosures About Acquired and Disposed Businesses.” The Pro Forma Financial Information presents the Transaction Accounting Adjustments, which have been identified and presented to provide relevant information necessary for an understanding of the combined group following the consummation of the Acquisition.
The significant accounting policies used in preparing the Pro Forma Financial Information are set out in Innovid’s consolidated financial statements included in Innovid’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 18, 2022.
Innovid accounts for business combinations by applying the provisions of ASC 805, “Business Combinations” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets.
The determination of the Acquisition’s purchase price and the preliminary allocation of the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired as a result of the Acquisition have been presented in “Note 3 - Preliminary Purchase Price Allocation”. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation and related adjustments are subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.
Note 3 - Preliminary purchase price allocation
The aggregate purchase price paid by Innovid to acquire TV Squared amounted to $153,482, which consists of cash as well as Innovid’s common stock issued to TV Squared’s shareholders and replacement stock options issued. The following table provides a breakdown for the total amount of purchase consideration at the completion of the Acquisition:

($ in thousands)
Cash consideration	$106,330
Stock consideration (11,549,465 shares)	43,869
Fair value of replacement share options issued (949,893 options)	3,283
$153,482
Under the acquisition method of accounting, the estimated purchase price, as described above, has been allocated to the identifiable assets acquired and the identifiable liabilities assumed based on their respective fair values, with any excess being allocated to goodwill. The total purchase consideration of $153,482 was allocated to the acquired assets and liabilities assumed based on their estimated fair values assuming the Acquisition was completed on December 31, 2021. The excess amount of the estimated consideration transferred not allocated to the acquired assets and assumed liabilities was recognized as goodwill on the Pro Forma Balance Sheet.

The following tables summarize the preliminary purchase price allocation to the identifiable assets acquired and liabilities assumed of TV Squared as well as the identifiable intangible assets recognized as part of the Acquisition:

($ in thousands)
Cash and cash equivalents	$6,616
Trade Receivables, net	2,596
Prepaid expenses and other current assets	1,789
Property and equipment, net	149
Total Tangible assets	11,150
Identifiable intangible assets
Trade name	5,300
Technology	27,694
Customer relationships	26,800
Goodwill	93,615
Total assets acquired	164,559
Less: Assumed liabilities	(11,077)
Total identifiable net assets acquired	153,482
The allocation of the purchase price is preliminary, and the final determination will be based on the fair values of assets acquired and liabilities assumed, including the fair values of identifiable intangible assets and the fair values of liabilities assumed at the date the Acquisition is completed. The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation is subject to further adjustments as additional information becomes available and as additional analysis and final valuations are conducted at and following the completion of the Acquisition. The final valuations could differ materially from the preliminary valuations presented above and, as such, no assurances can be provided regarding the preliminary purchase price allocation.

Note 4 – Reclassification adjustments
Certain reclassifications have been made to TV Squared’s historical financial statements to conform to Innovid’s financial statement presentation. These reclassifications are given below:
Balance Sheet Reclassifications
As of December 31, 2021
(In $ thousands)

	Historical TV Squared Limited (UK GAAP)	Reclassification adjustments	Notes	TV Squared Limited after reclassification (UK GAAP)
ASSETS
Current assets:
Cash at bank and in hand	4,461	(4,461)	1	—
Cash and cash equivalents	—	4,461	1	4,461
Debtors: amounts falling due within one year	4,385	(4,385)	2,3	—
Trade Receivables, net	—	2,596	2	2,596
Prepaid expenses and other current assets	—	1,789	3	1,789
Total current assets	8,846	—		8,846

Non-Current assets:
Tangible Assets	149	(149)	4	—
Property and equipment, net	—	149	4	149
Intangible assets	94	(94)	5	—
Intangible assets, net	—	94	5	94
Total non-current assets	243	—		243
TOTAL ASSETS	9,089	—		9,089

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Creditors: amounts falling due within one year	7,834	(7,834)	6,7,8,9,10	—
Trade payables	—	515	6	515
Short term loans	—	3,444	7	3,444
Employees and payroll accruals	—	690	8	690
Accrued expenses and other current liabilities	—	1,770	9	1,770
Current portion of long-term debt	—	1,415	10	1,415
Total current liabilities	7,834	—		7,834

NON-CURRENT LIABILITIES:
Creditors: amounts falling due after more than one year	1,415	(1,415)	11	—
Long-term debt	—	1,415	11	1,415
Total non-current liabilities	1,415	—		1,415
Total liabilities	9,249	—		9,249

STOCKHOLDERS’ EQUITY (DEFICIT):
Called up share capital	89	(89)	12	—
Share premium account	29,956	(29,956)	13	—
Profit and loss account	(30,205)	30,205	14	—
Common stocks	—	89	12	89
Additional paid in capital	—	29,956	13	29,956
Accumulated deficit	—	(30,205)	14	(30,205)
Total shareholders' equity (deficit)	(160)	—		(160)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	9,089	—		9,089

Reclassifications included in the Pro Forma Balance Sheet:
1.Cash at bank and in hand amounting to $4,461 has been reclassified to Cash and cash equivalents.
2.Debtors amounting to $2,596 have been reclassified to Trade receivables, net.
3.Prepayments, sundry receivables and balances with tax authorities amounting to $1,789 have been reclassified to Prepaid expenses and other current assets.
4.Tangible assets amounting to $149 have been reclassified to Property and equipment, net.
5.Intangible assets amounting to $94 have been reclassified to Intangible assets, net.
6.Account payables amounting to $515 have been reclassified to the Trade payables.
7.Convertible loan notes amounting to $3,444 have been reclassified to the Short term loans.
8.Payroll related accruals and payables amounting to $690 have been reclassified to the Employees and payroll accruals.
9.Accrued expenses and other sundry payables amounting to $1,770 have been reclassified to the Accrued expenses and other current liabilities.
10.Current maturities of long-term debt amounting to $1,415 have been reclassified to Current portion of long-term debt.
11.Term loans amounting to $1,415 have been reclassified to Long term debt.
12.Called up Share Capital amounting to $89 has been reclassified to Common Stocks.
13.Share Premium account amounting to $29,956 has been reclassified to Additional Paid in Capital.
14.Profit and Loss account amounting to $30,205 has been reclassified to Accumulated deficit.

Statement of Operations and Comprehensive Loss Reclassifications
For the year ended December 31, 2021
(In $ thousands)

	Historical TV Squared Limited (UK GAAP)	Reclassification adjustments	Notes	TV Squared Limited after reclassification (UK GAAP)
Revenue	21,986	(21,986)	15	—
Revenues	—	21,986	15	21,986
Cost of sales	3,465	(3,465)	16	—
Cost of revenues	—	6,023	16,19,21	6,023
Gross profit	18,521	(2,558)		15,963
Operating expenses:
Research & development expenses	5,734	(5,734)	17	—
Research and development	—	5,734	17	5,734
Sales & marketing expenses	12,391	(12,391)	18	—
Sales and marketing	—	9,950	18,19	9,950
Administration expenses	8,941	8,941	20,21	—
General and administrative	—	8,823	20,24	8,823
Total operating expense	27,066	(2,558)		24,508
Operating loss	(8,545)	—		(8,545)
Interest earned	—	—	22	—
Interest paid	1,175	(1,175)	22	—
Finance expenses, net	—	1,175	22	1,175
Loan forgiveness	(625)	625	23	—
Other non-operating income	—	(625)	23	(625)
Gain or loss on disposal of assets	—	—	24	—
Loss before taxes	(9,095)	—		(9,095)
Corporation tax	(467)	467	25	—
Taxes on income	—	(467)	25	(467)
Net loss	(8,628)	—		(8,628)
Other comprehensive loss			26
Exchange differences on retranslation of foreign operations	(51)	—		(51)
Total other comprehensive loss	(51)	—		(51)
Total comprehensive loss	(8,679)	—		(8,679)
Reclassifications included in the Pro Forma Statement of Operations and Comprehensive Loss:
15.Revenue amounting to $21,986 has been reclassified to Revenues.
16.Cost of sales amounting to $3,465 has been reclassified to Cost of revenues.
17.Research & development expenses amounting to $5,734 have been reclassified to Research and development.
18.Sales & marketing expenses amounting to $12,391 have been reclassified to Sales and marketing.
19.Enterprise solution and customer services costs amounting to $2,440 have been reclassified from Sales and marketing to Cost of revenues.
20.Administration expenses amounting to $8,941 have been reclassified to General and administrative expenses
21.Amortization of technology related intangible assets amounting to $118 has been reclassified from General and administrative to Cost of Revenues
22.Interest earned and paid amounting to $1,175 (net) have been reclassified to Finance expenses, net.

23.Loan forgiveness amounting to $625 has been reclassified to Other non-operating income.
24.Loss on disposal of assets has been reclassified to General and administrative expenses.
25.Corporation tax amounting to $467 has been reclassified to Taxes on Income.
26.For UK GAAP purposes a separate Statement of Comprehensive Loss is presented. For US GAAP purposes it is combined into one statement "Statement of Operations and Comprehensive Loss".
Note 5 – GAAP adjustments
TV Squared historical financial statements were prepared in accordance with UK GAAP, which differ from accounting policies under US GAAP as applied by Innovid. The following adjustments have been made to TV Squared’s historical financial information to conform to Innovid’s accounting policies for the purposes of the Pro Forma Financial Information ($ in thousands):
(a)Accounting for revenue from upfront services
"Under UK GAAP, TV Squared recognizes revenue from all its software services over the contract period except for any services provided upfront at the beginning of the contract which are accounted for as one-off fees.
Under US GAAP, these one-off upfront fees are for services not distinct from the software services and need to be recognized over the software service period. This resulted in a deferment of revenue and recognition of a contract liability. As a result, "Accrued expenses and other current liabilities" have increased by $198, and Revenues have decreased by $130.
(b)Accounting for research and development tax credits
Under UK GAAP, TV Squared has reported its research and development tax credits as an income tax benefit within taxes on income.
Under US GAAP, TV Squared's research and development tax credits are classified as a reduction to research and development expenses. This resulted in a reclassification, which increased Taxes on Income and decreased Research and development expenses respectively, by $479.
(c)Accounting for audit fees
Under UK GAAP, TV Squared has accrued audit fees in the period to which the audit pertains.
Under US GAAP, TV Squared has accrued audit fees in the period in which the audit services are received. This has resulted in a decrease in Accrued expenses and other current liabilities, and general and administrative expense by $200.
(d) Accounting for uncertain tax positions
Under UK GAAP, TV Squared has recorded tax expenses based on the estimate of the amount of tax it expects to pay or recover, without considering the effect of uncertain tax positions.

Under US GAAP, TV Squared has recognized the impact of uncertain tax positions in the calculation of tax expenses. As a result, other non-current liabilities have increased by $267 and taxes on income have increased by $83.

Innovid will continue to perform a detailed review of TV Squared’s historical financial statements prepared under UK GAAP. As a result of that review, Innovid may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 6 – Transaction accounting adjustments
1.Adjustments to Pro Forma Balance Sheet as of December 31, 2021
The transaction notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows ($ in thousands):

(a)Reflects the purchase consideration of $153,482 paid to acquired TV Squared, with adjustment to cash, common stock for the par value of the shares issued and additional paid in capital for the premium on shares and fair value of replacement awards. The cash consideration paid is net of $2,155 paid to TV Squared as exercise money for share options and warrants.
(b)Reflects the adjustment to recognize identifiable intangible assets of trade name, technology and customer relationships at their estimated fair values of $59,794. The estimated fair values of identifiable intangible assets were determined using the "income approach", which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of these asset valuations include the estimated net cash flows for each year for each asset (including net revenues, cost of sales, research and development costs, selling and marketing costs), the appropriate discount rate necessary to measure the risk inherent in each future cash flow stream, the life cycle of each asset, competitive trends impacting the asset and each cash flow stream, as well as other factors.
The following table summarizes the estimated fair values of TV Squared's identifiable intangible assets:

Estimated fair value
Trade names	5,300
Technology	27,694
Customer relationships	26,800
59,794
These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts Innovid will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying Pro Forma Financial Information.
(c)Reflects the recognition of goodwill of $93,615 after the application of acquisition accounting discussed in “Note 3 - Preliminary purchase price allocation”. Goodwill represents the value of additional growth potential of the revenue base from the creation of a single combined global organization and synergies related to combined IT efforts for enhancement of the existing and acquired technologies. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.
(d)Reflects the accrual of $11,408 and cash paid amounting to $7,563 in lieu of transaction costs incurred on acquisition of TV Squared including legal, accounting fees and other professional costs directly related to the acquisition. This is reflected as a decrease in accumulated deficit of $11,408 and net increase in trade payables of $3,844. The remaining transaction costs of $362 are included in the historical financial statements for the year ended December 31, 2021.
(e)Reflects the repayment of the TV Squared’s convertible loan notes ($3,500) and long-term debt ($3,001). The adjustment also reflects the impact of additional finance costs on convertible loan note and long-term debt amounting to $56 and $171 respectively.
(f)Reflects the post-combination compensation expense of $152 related to the accelerated vesting of share-based payment awards of TV Squared in contemplation of the Acquisition. This amount is reflected as a reduction to accumulated deficit and increase in additional paid in capital in the Pro Forma Balance Sheet.
(g)Reflects the accrual and cash paid at closing in lieu of National Insurance Contributions and Social Security obligations on the Acquisition Date fair value of TV Squared's share based payments awards amounting to $400. This has been reflected as a decrease in accumulated deficit and an increase in employees and payroll accruals.
(h)Reflects the elimination of TV Squared's historical equity.

(i)Reflects the estimated tax impacts of the transaction adjustments on the deferred tax liabilities amounting to $8,038. The tax rates for the adjustments are based on the foreign, federal and state statutory tax rate of the jurisdictions expected to be impacted for the period presented. Because the tax rate used for the Pro Forma Balance Sheet is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the Acquisition and those differences may be material.
2.Adjustments to Pro Forma Statement of Operations for the year ended December 31, 2021
The transaction notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows ($ in thousands):
(j)Reflects additional amortization expense on the fair values of identifiable intangible assets of trade name, technology and customer relationships. The following table summarizes the estimated fair values of TV Squared's identifiable intangible assets, their estimated useful lives, method of amortization and the amortization expense:

	Estimated fair value	Estimated useful life in years	Amortization method	Amortization expense for the year ended December 31, 2021
Trade names	5,300	8	Straight-line	677
Technology	27,694	6	Straight-line	4,731
Customer relationships	26,800	11	Accelerated method based on economic benefit	841
	59,794			6,249
(k)Reflects the accrual for estimated transaction costs pertaining to the Acquisition of $11,408 within general and administrative expense. The remaining transaction costs of $362 are included in the historical financial statements for the year ended December 31, 2021.
(l)Reflects the impact of National Insurance Contributions and Social Security obligations on the Acquisition Date fair value of TV Squared's share based payments awards amounting to $400 as under:

Research and development expenses	93
Sales and marketing expenses	161
General and administrative expenses	146
400
(m)Reflects the post-combination compensation expense of $152 related to the accelerated vesting of share-based payment awards of TV Squared in contemplation of the Acquisition within research and development expenses.
(n)Reflects the additional finance costs incurred on repayment of convertible loan note and long-term bank loan of $227 within finance expenses, net.
(o)Reflects the estimated tax impacts of the transaction adjustments on taxes on income amounting to $170. The tax rates for the adjustments are based on the foreign, federal and state statutory tax rate of the jurisdictions expected to be impacted for the period presented. As the tax rate used for the Pro Forma Statement of Operations is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the Acquisition and those differences may be material.
(p)Reflects the elimination of historical interest expense on TV Squared's convertible loan notes and long term bank loan amounting to $914 for the year as they were repaid on completion of the Acquisition.
(q)The Pro Forma basic and diluted (loss) per share amounts presented in the Pro Forma Statement of Operations are based upon the number of Innovid shares outstanding at the closing of the Acquisition, assuming the Acquisition occurred on January 1, 2021. This means that the calculation of weighted average shares outstanding for basic and diluted net (loss) per share assumes that the shares issued for the Acquisition have been outstanding for the entire period presented.

As the Pro Forma Statements of Operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.